Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate January 29, 2025	Natalie M. Fischer Investor Relations 716-857-7315	Timothy J. Silverstein Chief Financial Officer 716-857-6987

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the first quarter of its 2025 fiscal year.

FISCAL 2025 FIRST QUARTER SUMMARY
•GAAP net income of $45.0 million (or $0.49 per share), which includes $104.6 million in non-cash, after-tax impairment charges in the Exploration & Production segment, compared to GAAP net income of $133.0 million (or $1.44 per share) in the prior year.
•Adjusted operating results of $151.9 million (or $1.66 per share), an increase of 14%, or $16.7 million ($0.20 per share), compared to the prior year. See non-GAAP reconciliation on page 2.
•Pipeline & Storage segment net income increased $8.4 million, or 35%, compared to the prior year, primarily due to the settlement of the Supply Corporation rate case, which led to increased rates effective February 1, 2024.
•Utility segment net income increased $5.9 million, or 22%, compared to the prior year driven by a three-year settlement of a rate proceeding in the Company’s New York jurisdiction, which led to increased rates starting October 1, 2024.
•E&P segment adjusted operating results increased $2.6 million, or 5%, compared to the prior year, supported by hedging-related gains, which more than offset the $0.08 per MMBtu decrease in the weighted average natural gas price compared to the prior year.
•The Company repurchased $34 million of common stock during the quarter, which brings the total amount repurchased to $99 million, or 1.7 million shares, under the $200 million share buyback program, authorized in March 2024.
•The Company is increasing its guidance for fiscal 2025 adjusted earnings per share to a range of $6.50 to $7.00 as a result of higher forecasted natural gas prices and ongoing improvements in the outlook for each segment.

MANAGEMENT COMMENTS

David P. Bauer, President and CEO of National Fuel Gas Company, stated: “Fiscal 2025 is off to a great start for National Fuel, with each business contributing to our strong consolidated adjusted operating results.

“In our regulated segments, we are delivering on our long-term growth outlook, with adjusted earnings per share in the quarter increasing approximately 30% compared to the prior year. The recent approval of our rate case settlement in our New York utility jurisdiction, which extends through 2027, combined with the ongoing benefits from ratemaking activity in our Pennsylvania utility territory and at Supply Corporation, gives us further confidence in our 7% to 10% earnings growth projections over the next three years. Furthermore, our integrated upstream and gathering operations in the Eastern Development Area (“EDA”) continue to exceed expectations, with the combination of strong operational execution and our highly-prolific assets. This differentiated ability to drive capital efficiency improvements alongside a rising price outlook for natural gas positions these businesses to deliver strong results in the coming years. We expect that these tailwinds will contribute to rising free cash flow across the system and deliver significant value to National Fuel shareholders.”

Page 2.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2024	2023
Reported GAAP Earnings	$44,986	$133,020
Items impacting comparability:
Impairment of assets (E&P)	141,802	—
Tax impact of impairment of assets	(37,169)	—
Unrealized (gain) loss on derivative asset (E&P)	349	4,198
Tax impact of unrealized (gain) loss on derivative asset	(94)	(1,151)
Unrealized (gain) loss on other investments (Corporate / All Other)	2,617	(1,049)
Tax impact of unrealized (gain) loss on other investments	(550)	220
Adjusted Operating Results	$151,941	$135,238

Reported GAAP Earnings Per Share	$0.49	$1.44
Items impacting comparability:
Impairment of assets, net of tax (E&P)	1.14	—
Unrealized (gain) loss on derivative asset, net of tax (E&P)	—	0.03
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.02	(0.01)
Rounding	0.01	—
Adjusted Operating Results Per Share	$1.66	$1.46

FISCAL 2025 GUIDANCE UPDATE

National Fuel is increasing its guidance for fiscal 2025 adjusted earnings per share, which are now expected to be within a range of $6.50 to $7.00. This updated range incorporates better than expected results in the first quarter along with the anticipated impact of higher natural gas prices and higher production in the Exploration and Production segment for the remainder of the fiscal year. The Company is now assuming NYMEX natural gas prices will average $3.50 per MMBtu for the remaining nine months of fiscal 2025, an increase of $0.70 from the $2.80 per MMBtu assumed in previous guidance. This updated natural gas price projection approximates the current NYMEX forward curve at this time, however; given the continued volatility in NYMEX natural gas prices, the Company is providing the following sensitivities to its adjusted operating results guidance range:

NYMEX Assumption Remaining 9 months ($/MMBtu)	Fiscal 2025 Adjusted Earnings Per Share Sensitivities
$3.00	$6.15 - $6.65
$3.50	$6.50 - $7.00
$4.00	$6.90 - $7.40

The Company’s production guidance for fiscal 2025 is now expected to be in the range of 410 to 425 Bcfe, an increase of 7.5 Bcfe, or 2%, at the midpoint compared to previous guidance. The revised production guidance is principally a result of ongoing improvements in Seneca’s well results and additional operational efficiencies in the highly prolific EDA. This is also expected to result in increased Gathering segment revenue, relative to the Company’s prior projections, and as a result the Company has increased the midpoint of its guidance range by $5 million. While the Company’s guidance does not incorporate any future price-related curtailments, with 87% of its projected fiscal 2025 production linked to firm sales contracts, Seneca has limited exposure to in-basin markets. Further, 71% of expected production for the balance of the fiscal year is either matched by a financial hedge, including a combination of swaps and no-cost collars, or was entered into at a fixed price, both of which provide price certainty for that production.

Additionally, as a result of operational improvements, the Company is revising Seneca’s capital expenditure guidance range downward to $495 million to $515 million, or $505 million at the midpoint, which is a $5 million decrease from the midpoint of the Company’s previous guidance.

The Company’s other fiscal 2025 guidance assumptions remain largely unchanged and are detailed in the table on page 7.
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Page 3.

DISCUSSION OF FIRST QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended December 31, 2024 is summarized in a tabular form on pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines adjusted operating results as reported GAAP earnings adjusted for items impacting comparability, and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC (“Seneca”). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2024	2023	Variance
GAAP Earnings	$(46,777)	$52,483	$(99,260)
Impairment of assets, net of tax	104,633	—	104,633
Unrealized (gain) loss on derivative asset, net of tax	255	3,047	(2,792)
Adjusted Operating Results	$58,111	$55,530	$2,581

Adjusted EBITDA	$156,645	$159,970	$(3,325)

Seneca’s first quarter GAAP earnings decreased $99.3 million versus the prior year. This was driven by non-cash, pre-tax impairment charges of $141.8 million ($104.6 million after-tax), the majority of which is related to a “ceiling test” impairment which required Seneca to write-down the book value of its reserves under the full cost method of accounting. For purposes of the ceiling test, the 12-month average of first day of the month pricing for NYMEX natural gas for the period ended December 31, 2024 was $2.13 per MMBtu.

Excluding impairments, as well as the net impact of unrealized losses related to reductions in the fair value of contingent consideration received in connection with the June 2022 divestiture of Seneca’s California assets (see table above), Seneca's adjusted operating results increased $2.6 million primarily due to higher realized natural gas prices after the impact of hedging and lower per unit operating expenses, partially offset by lower natural gas production.

During the first quarter, Seneca produced 97.7 Bcf of natural gas, a decrease of 3.0 Bcf, or 3%, from the prior year. Compared to the preceding fourth quarter of fiscal 2024, production in the first quarter is higher by 5.8 Bcf, or 6%. Early in the quarter, Seneca curtailed approximately 1 Bcf of production due to low in-basin pricing. Production in the quarter was lower than the prior year largely due to the timing of turn in line dates for new wells between fiscal years.

Seneca’s average realized natural gas price, after the impact of hedging and transportation costs, was $2.53 per Mcf, an increase of $0.02 per Mcf from the prior year. Seneca recorded hedging gains of $29.7 million, or an uplift of $0.30 per Mcf, during the quarter, which more than offset a $0.08 per Mcf decrease in pre-hedge natural gas price realizations versus the prior year.

On a per unit basis, first quarter Lease Operating Expense (“LOE”) was $0.67 per Mcf, consistent with the prior year. LOE included $55.0 million ($0.56 per Mcf) for gathering and compression services from the Company’s Gathering segment to connect Seneca’s production to sales points along interstate pipelines. General and Administrative Expense (“G&A”) was $0.20 per Mcf, an increase of $0.02 per Mcf compared to the prior year driven by the combination of higher personnel costs and modestly lower production. Depreciation, Depletion and Amortization Expense (“DD&A”) was $0.65 per Mcf, a decrease of $0.06 per Mcf from the prior year largely due to ceiling test impairments recorded in the third and fourth quarters of fiscal 2024 that lowered Seneca’s full cost pool depletable base.

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Page 4.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2024	2023	Variance
GAAP Earnings	$32,454	$24,055	$8,399

Adjusted EBITDA	$70,953	$59,142	$11,811

The Pipeline and Storage segment’s first quarter GAAP earnings increased $8.4 million versus the prior year primarily due to higher operating revenues, partly offset by higher operation and maintenance (“O&M”) expense.

The increase in operating revenues of $12.2 million, or 13%, was primarily attributable to an increase in Supply Corporation’s transportation and storage rates effective February 1, 2024, in accordance with its rate settlement, which was approved in fiscal 2024. O&M expense increased $1.1 million primarily due to higher pipeline integrity and labor-related costs.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which delivers Seneca and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	December 31,
(in thousands)	2024	2023	Variance
GAAP Earnings	$27,145	$28,825	$(1,680)

Adjusted EBITDA	$51,936	$53,061	$(1,125)

The Gathering segment’s first quarter GAAP earnings decreased $1.7 million versus the prior year due to lower operating revenues and higher DD&A expense.

Operating revenues decreased $1.5 million, or 2%, primarily due to a decrease in throughput from Seneca. DD&A expense increased $1.1 million primarily due to higher average depreciable plant in service compared to the prior year.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution Corporation”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2024	2023	Variance
GAAP Earnings	$32,499	$26,551	$5,948

Adjusted EBITDA	$60,665	$53,366	$7,299

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Page 5.

The Utility segment’s first quarter GAAP earnings increased $5.9 million, or 22%, primarily as a result of the implementation of the recent rate case order in the Utility’s New York jurisdiction.

For the quarter, customer margin (operating revenues less purchased gas sold) increased $9.1 million, primarily due to the aforementioned rate case in Distribution Corporation’s New York jurisdiction, for which a settlement became effective October 1, 2024. Other income, which was also impacted by the rate settlement, increased $4.0 million. This was in large part due to the recognition of non-service pension and post-retirement benefit income that is offset with a corresponding reduction in new base rates and as a result, has no effect on net income.

O&M expense increased by $1.6 million, primarily driven by higher personnel costs, partially offset by a reduction related to amortizations of certain regulatory assets as a result of the New York rate settlement. DD&A expense increased $0.8 million primarily due to higher average depreciable plant in service compared to the prior year. Interest expense increased $2.3 million primarily due to a higher average amount of net borrowings.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $0.3 million in the current-year first quarter, which was $1.4 million lower than combined earnings of $1.1 million in the prior-year first quarter. The reduction in earnings during the quarter was primarily driven by unrealized losses recorded on investment securities that fund non-qualified retirement benefit plans.

EARNINGS TELECONFERENCE

A conference call to discuss the results will be held on Thursday, January 30, 2025, at 9 a.m. ET. All participants must pre-register to join this conference using the Participant Registration link. A webcast link to the conference call will be provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay will be available following the call through the end of the day, Thursday, February 6, 2025. To access the replay, dial 1-866-813-9403 and provide Access Code 245940.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Analyst Contact:	Natalie M. Fischer	716-857-7315
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: impairments under the SEC’s full cost ceiling test for natural gas reserves; changes in the price of natural gas; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in price differentials
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Page 6.

between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; the Company’s ability to complete strategic transactions; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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Page 7.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its adjusted earnings per share guidance for fiscal 2025. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

The revised adjusted earnings per share guidance range excludes certain items that impacted the comparability of adjusted operating results during the three months ended December 31, 2024, including: (1) the after tax impairment of assets, which reduced earnings by $1.14 per share; (2) after-tax unrealized losses on a derivative asset, which reduced earnings by less than $0.01 per share; and (3) after-tax unrealized losses on other investments, which reduced earnings by $0.02 per share. While the Company expects to record certain adjustments to unrealized gain or loss on a derivative asset and unrealized gain or loss on investments during the nine months ending September 30, 2025, the amounts of these and other potential adjustments and charges, including ceiling test impairments, are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2025 Guidance	Updated FY 2025 Guidance

Consolidated Adjusted Earnings per Share	$5.50 to $6.00	$6.50 to $7.00
Consolidated Effective Tax Rate	~ 24.5 - 25%	~ 25%

Capital Expenditures (Millions)
Exploration and Production	$495 - $525	$495 - $515
Pipeline and Storage	$130 - $150	$130 - $150
Gathering	$95 - $110	$95 - $110
Utility	$165 - $185	$165 - $185
Consolidated Capital Expenditures	$885 - $970	$885 - $960

Exploration and Production Segment Guidance

Commodity Price Assumptions*
NYMEX natural gas price	$2.80 /MMBtu	$3.50 /MMBtu
Appalachian basin spot price	$2.00 /MMBtu	$2.90 /MMBtu

Realized natural gas prices, after hedging ($/Mcf)	$2.47 - $2.51	$2.77 - $2.81

Production (Bcf)	400 to 420	410 to 425

E&P Operating Costs ($/Mcf)
LOE	$0.68 - $0.70	$0.68 - $0.70
G&A	$0.18 - $0.19	$0.18 - $0.19
DD&A	$0.65 - $0.69	$0.63 - $0.67

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$245 - $255	$250 - $260
Pipeline and Storage Segment Revenues	$415 - $435	$415 - $435

* Commodity price assumptions are for the remaining nine months of the fiscal year.

Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2024 GAAP earnings	$52,483	$24,055	$28,825	$26,551	$1,106	$133,020
Items impacting comparability:
Unrealized (gain) loss on derivative asset	4,198					4,198
Tax impact of unrealized (gain) loss on derivative asset	(1,151)					(1,151)
Unrealized (gain) loss on other investments					(1,049)	(1,049)
Tax impact of unrealized (gain) loss on other investments					220	220
First quarter 2024 adjusted operating results	55,530	24,055	28,825	26,551	277	135,238
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	(6,016)					(6,016)
Higher (lower) realized natural gas prices, after hedging	1,885					1,885
Midstream Revenues
Higher (lower) operating revenues		9,637	(1,151)			8,486
Downstream Margins***
Impact of usage and weather				(325)		(325)
Impact of new rates in New York				7,865		7,865
Operating Expenses
Lower (higher) lease operating and transportation expenses	1,133					1,133
Lower (higher) operating expenses		(856)		(1,244)		(2,100)
Lower (higher) depreciation / depletion	6,842		(835)	(624)		5,383
Other Income (Expense)
Higher (lower) other income	(1,680)			3,176	1,686	3,182
(Higher) lower interest expense				(1,785)		(1,785)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(8)	(488)	443	(584)	205	(432)
All other / rounding	425	106	(137)	(531)	(436)	(573)
First quarter 2025 adjusted operating results	58,111	32,454	27,145	32,499	1,732	151,941
Items impacting comparability:
Impairment of assets	(141,802)					(141,802)
Tax impact of impairment of assets	37,169					37,169
Unrealized gain (loss) on derivative asset	(349)					(349)
Tax impact of unrealized gain (loss) on derivative asset	94					94
Unrealized gain (loss) on other investments					(2,617)	(2,617)
Tax impact of unrealized gain (loss) on other investments					550	550
First quarter 2025 GAAP earnings	$(46,777)	$32,454	$27,145	$32,499	$(335)	$44,986

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2024 GAAP earnings per share	$0.57	$0.26	$0.31	$0.29	$0.01	$1.44
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax	0.03					0.03
Unrealized (gain) loss on other investments, net of tax					(0.01)	(0.01)
First quarter 2024 adjusted operating results per share	0.60	0.26	0.31	0.29	—	1.46
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	(0.07)					(0.07)
Higher (lower) realized natural gas prices, after hedging	0.02					0.02
Midstream Revenues
Higher (lower) operating revenues		0.11	(0.01)			0.10
Downstream Margins***
Impact of usage and weather				—		—
Impact of new rates in New York				0.09		0.09
Operating Expenses
Lower (higher) lease operating and transportation expenses	0.01					0.01
Lower (higher) operating expenses		(0.01)		(0.01)		(0.02)
Lower (higher) depreciation / depletion	0.08		(0.01)	(0.01)		0.06
Other Income (Expense)
Higher (lower) other income	(0.02)			0.03	0.02	0.03
(Higher) lower interest expense				(0.02)		(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	—	(0.01)	—	(0.01)	—	(0.02)
All other / rounding	0.02	—	0.01	—	(0.01)	0.02
First quarter 2025 adjusted operating results per share	0.64	0.35	0.30	0.36	0.01	1.66
Items impacting comparability:
Impairment of assets, net of tax	(1.14)					(1.14)
Unrealized gain (loss) on derivative asset, net of tax	—					—
Unrealized gain (loss) on other investments, net of tax					(0.02)	(0.02)
Rounding	(0.01)					(0.01)
First quarter 2025 GAAP earnings per share	$(0.51)	$0.35	$0.30	$0.36	$(0.01)	$0.49

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2024	2023
Operating Revenues:
Utility Revenues	$228,424	$201,920
Exploration and Production and Other Revenues	248,860	254,019
Pipeline and Storage and Gathering Revenues	72,198	69,422
	549,482	525,361
Operating Expenses:
Purchased Gas	65,337	56,552
Operation and Maintenance:
Utility	55,244	53,705
Exploration and Production and Other	33,541	34,826
Pipeline and Storage and Gathering	35,941	34,962
Property, Franchise and Other Taxes	22,056	22,416
Depreciation, Depletion and Amortization	109,370	115,790
Impairment of Assets	141,802	—
	463,291	318,251

Operating Income	86,191	207,110

Other Income (Expense):
Other Income (Deductions)	7,720	3,732
Interest Expense on Long-Term Debt	(33,362)	(28,462)
Other Interest Expense	(4,381)	(6,273)

Income Before Income Taxes	56,168	176,107

Income Tax Expense	11,182	43,087

Net Income Available for Common Stock	$44,986	$133,020

Earnings Per Common Share
Basic	$0.50	$1.45
Diluted	$0.49	$1.44

Weighted Average Common Shares:
Used in Basic Calculation	90,777,446	91,910,244
Used in Diluted Calculation	91,434,741	92,442,145

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2024	2024
ASSETS
Property, Plant and Equipment	$14,675,281	$14,524,798
Less - Accumulated Depreciation, Depletion and Amortization	7,393,477	7,185,593
Net Property, Plant and Equipment	7,281,804	7,339,205
Current Assets:
Cash and Temporary Cash Investments	48,694	38,222
Receivables - Net	202,821	127,222
Unbilled Revenue	57,117	15,521
Gas Stored Underground	24,725	35,055
Materials and Supplies - at average cost	47,820	47,670
Other Current Assets	83,435	92,229
Total Current Assets	464,612	355,919
Other Assets:
Recoverable Future Taxes	83,740	80,084
Unamortized Debt Expense	5,206	5,604
Other Regulatory Assets	106,386	108,022
Deferred Charges	68,952	69,662
Other Investments	71,493	81,705
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	185,224	180,230
Fair Value of Derivative Financial Instruments	20,695	87,905
Other	7,860	5,958
Total Other Assets	555,032	624,646
Total Assets	$8,301,448	$8,319,770
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 90,612,955 Shares and 91,005,993 Shares, Respectively	$90,613	$91,006
Paid in Capital	1,039,705	1,045,487
Earnings Reinvested in the Business	1,698,648	1,727,326
Accumulated Other Comprehensive Loss	(76,153)	(15,476)
Total Comprehensive Shareholders' Equity	2,752,813	2,848,343
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,189,421	2,188,243
Total Capitalization	4,942,234	5,036,586
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	200,000	90,700
Current Portion of Long-Term Debt	500,000	500,000
Accounts Payable	120,991	165,068
Amounts Payable to Customers	42,587	42,720
Dividends Payable	46,671	46,872
Interest Payable on Long-Term Debt	44,376	27,247
Customer Advances	15,295	19,373
Customer Security Deposits	36,091	36,265
Other Accruals and Current Liabilities	172,409	162,903
Fair Value of Derivative Financial Instruments	20,893	4,744
Total Current and Accrued Liabilities	1,199,313	1,095,892
Other Liabilities:
Deferred Income Taxes	1,089,394	1,111,165
Taxes Refundable to Customers	303,344	305,645
Cost of Removal Regulatory Liability	296,660	292,477
Other Regulatory Liabilities	147,561	151,452
Other Post-Retirement Liabilities	3,476	3,511
Asset Retirement Obligations	199,310	203,006
Other Liabilities	120,156	120,036
Total Other Liabilities	2,159,901	2,187,292
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,301,448	$8,319,770

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2024	2023

Operating Activities:
Net Income Available for Common Stock	$44,986	$133,020
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Assets	141,802	—
Depreciation, Depletion and Amortization	109,370	115,790
Deferred Income Taxes	(5,385)	38,362
Stock-Based Compensation	4,705	4,660
Other	7,146	8,041
Change in:
Receivables and Unbilled Revenue	(115,165)	(58,459)
Gas Stored Underground and Materials and Supplies	10,180	6,915
Other Current Assets	8,814	892
Accounts Payable	9,703	(3,355)
Amounts Payable to Customers	(133)	1,013
Customer Advances	(4,078)	2,083
Customer Security Deposits	(174)	2,079
Other Accruals and Current Liabilities	21,266	28,612
Other Assets	(3,892)	(6,306)
Other Liabilities	(9,057)	(2,403)
Net Cash Provided by Operating Activities	$220,088	$270,944

Investing Activities:
Capital Expenditures	$(240,427)	$(246,938)
Other	5,878	(920)
Net Cash Used in Investing Activities	$(234,549)	$(247,858)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	109,300	12,500
Shares Repurchased Under Repurchase Plan	(33,524)	—
Dividends Paid on Common Stock	(46,872)	(45,451)
Net Repurchases of Common Stock Under Stock and Benefit Plans	(3,971)	(3,897)
Net Cash Provided by (Used in) Financing Activities	$24,933	$(36,848)

Net Increase (Decrease) in Cash and Cash Equivalents	10,472	(13,762)
Cash and Cash Equivalents at Beginning of Period	38,222	55,447
Cash and Cash Equivalents at December 31	$48,694	$41,685

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2024	2023	Variance
Total Operating Revenues	$248,860	$254,019	$(5,159)
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	19,326	17,793	1,533
Lease Operating and Transportation Expense	65,640	67,074	(1,434)
All Other Operation and Maintenance Expense	3,867	5,544	(1,677)
Property, Franchise and Other Taxes	3,382	3,638	(256)
Depreciation, Depletion and Amortization	63,304	71,965	(8,661)
Impairment of Assets	141,802	—	141,802
	297,321	166,014	131,307

Operating Income (Loss)	(48,461)	88,005	(136,466)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	37	100	(63)
Interest and Other Income (Deductions)	272	(1,513)	1,785
Interest Expense	(15,200)	(15,268)	68
Income (Loss) Before Income Taxes	(63,352)	71,324	(134,676)
Income Tax Expense (Benefit)	(16,575)	18,841	(35,416)
Net Income (Loss)	$(46,777)	$52,483	$(99,260)
Net Income (Loss) Per Share (Diluted)	$(0.51)	$0.57	$(1.08)

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2024	2023	Variance
Revenues from External Customers	$68,750	$64,826	$3,924
Intersegment Revenues	37,862	29,587	8,275
Total Operating Revenues	106,612	94,413	12,199
Operating Expenses:
Purchased Gas	(42)	601	(643)
Operation and Maintenance	27,034	25,950	1,084
Property, Franchise and Other Taxes	8,667	8,720	(53)
Depreciation, Depletion and Amortization	18,585	18,213	372
	54,244	53,484	760

Operating Income	52,368	40,929	11,439

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	952	1,257	(305)
Interest and Other Income	2,040	1,931	109
Interest Expense	(11,729)	(11,725)	(4)
Income Before Income Taxes	43,631	32,392	11,239
Income Tax Expense	11,177	8,337	2,840
Net Income	$32,454	$24,055	$8,399
Net Income Per Share (Diluted)	$0.35	$0.26	$0.09

	Three Months Ended
	December 31,
GATHERING SEGMENT	2024	2023	Variance
Revenues from External Customers	$3,448	$4,596	$(1,148)
Intersegment Revenues	57,683	57,992	(309)
Total Operating Revenues	61,131	62,588	(1,457)
Operating Expenses:
Operation and Maintenance	9,429	9,504	(75)
Property, Franchise and Other Taxes	(234)	23	(257)
Depreciation, Depletion and Amortization	10,515	9,458	1,057
	19,710	18,985	725

Operating Income	41,421	43,603	(2,182)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	—	9	(9)
Interest and Other Income	58	73	(15)
Interest Expense	(4,210)	(3,729)	(481)
Income Before Income Taxes	37,269	39,956	(2,687)
Income Tax Expense	10,124	11,131	(1,007)
Net Income	$27,145	$28,825	$(1,680)
Net Income Per Share (Diluted)	$0.30	$0.31	$(0.01)

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2024	2023	Variance
Revenues from External Customers	$228,424	$201,920	$26,504
Intersegment Revenues	85	87	(2)
Total Operating Revenues	228,509	202,007	26,502
Operating Expenses:
Purchased Gas	101,473	84,051	17,422
Operation and Maintenance	56,260	54,684	1,576
Property, Franchise and Other Taxes	10,111	9,906	205
Depreciation, Depletion and Amortization	16,827	16,037	790
	184,671	164,678	19,993

Operating Income	43,838	37,329	6,509

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	5,871	470	5,401
Interest and Other Income	528	1,911	(1,383)
Interest Expense	(10,716)	(8,457)	(2,259)
Income Before Income Taxes	39,521	31,253	8,268
Income Tax Expense	7,022	4,702	2,320
Net Income	$32,499	$26,551	$5,948
Net Income Per Share (Diluted)	$0.36	$0.29	$0.07

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2024	2023	Variance
Total Operating Revenues	$—	$—	$—
Operating Expenses:
Operation and Maintenance	—	—	—
	—	—	—

Operating Income	—	—	—
Other Income (Expense):
Interest and Other Income (Deductions)	(136)	(77)	(59)
Interest Expense	(116)	(81)	(35)
Loss before Income Taxes	(252)	(158)	(94)
Income Tax Benefit	(59)	(37)	(22)
Net Loss	$(193)	$(121)	$(72)
Net Loss Per Share (Diluted)	$—	$—	$—

	Three Months Ended
	December 31,
CORPORATE	2024	2023	Variance
Revenues from External Customers	$—	$—	$—
Intersegment Revenues	1,341	1,285	56
Total Operating Revenues	1,341	1,285	56
Operating Expenses:
Operation and Maintenance	4,047	3,795	252
Property, Franchise and Other Taxes	130	129	1
Depreciation, Depletion and Amortization	139	117	22
	4,316	4,041	275

Operating Loss	(2,975)	(2,756)	(219)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(212)	(387)	175
Interest and Other Income	41,061	41,030	31
Interest Expense on Long-Term Debt	(33,362)	(28,462)	(4,900)
Other Interest Expense	(5,161)	(8,085)	2,924
Income (Loss) before Income Taxes	(649)	1,340	(1,989)
Income Tax Expense (Benefit)	(507)	113	(620)
Net Income (Loss)	$(142)	$1,227	$(1,369)
Net Income (Loss) Per Share (Diluted)	$(0.01)	$0.01	$(0.02)

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2024	2023	Variance
Intersegment Revenues	$(96,971)	$(88,951)	$(8,020)
Operating Expenses:
Purchased Gas	(36,094)	(28,100)	(7,994)
Operation and Maintenance	(60,877)	(60,851)	(26)
	(96,971)	(88,951)	(8,020)
Operating Income	—	—	—
Other Income (Expense):
Interest and Other Deductions	(42,751)	(41,072)	(1,679)
Interest Expense	42,751	41,072	1,679
Net Income	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2024		2023		(Decrease)

Capital Expenditures:
Exploration and Production	$122,602	(1)(2)	$160,957	(3)(4)	$(38,355)
Pipeline and Storage	19,792	(1)(2)	24,554	(3)(4)	(4,762)
Gathering	13,027	(1)(2)	19,569	(3)(4)	(6,542)
Utility	36,430	(1)(2)	30,510	(3)(4)	5,920
Total Reportable Segments	191,851		235,590		(43,739)
All Other	—		—		—
Corporate	204		61		143
Total Capital Expenditures	$192,055		$235,651		$(43,596)

(1)Capital expenditures for the quarter ended December 31, 2024, include accounts payable and accrued liabilities related to capital expenditures of $56.3 million, $4.4 million, $6.0 million, and $4.9 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2024, since they represent non-cash investing activities at that date.
(2)Capital expenditures for the quarter ended December 31, 2024, exclude capital expenditures of $63.3 million, $14.4 million, $21.7 million and $20.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2024 and paid during the quarter ended December 31, 2024. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2024, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2024.
(3)Capital expenditures for the quarter ended December 31, 2023, include accounts payable and accrued liabilities related to capital expenditures of $74.9 million, $5.5 million, $11.1 million, and $6.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were excluded from the Consolidated Statement of Cash Flows at December 31, 2023, since they represented non-cash investing activities at that date.
(4)Capital expenditures for the quarter ended December 31, 2023, exclude capital expenditures of $43.2 million, $31.8 million, $20.6 million and $13.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2023 and paid during the quarter ended December 31, 2023. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2023, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2023.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended December 31,	Normal	2024	2023	Normal (1)	Last Year (1)
Buffalo, NY	2,253	1,884	1,858	(16.4)	1.4
Erie, PA	1,894	1,697	1,664	(10.4)	2.0

(1)Percents compare actual 2024 degree days to normal degree days and actual 2024 degree days to actual 2023 degree days.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2024	2023	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	97,717	100,757	(3,040)

Average Prices (Per Mcf)
Weighted Average	$2.23	$2.31	$(0.08)
Weighted Average after Hedging	2.53	2.51	0.02

Selected Operating Performance Statistics:
General and Administrative Expense per Mcf (1)	$0.20	$0.18	$0.02
Lease Operating and Transportation Expense per Mcf (1)(2)	$0.67	$0.67	$—
Depreciation, Depletion and Amortization per Mcf (1)	$0.65	$0.71	$(0.06)

(1)Refer to page 13 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.57 and $0.56 per Mcf for the three months ended December 31, 2024 and December 31, 2023, respectively.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2024	2023	(Decrease)
Firm Transportation - Affiliated	31,870	31,495	375
Firm Transportation - Non-Affiliated	171,012	168,606	2,406
Interruptible Transportation	62	118	(56)
	202,944	200,219	2,725

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2024	2023	(Decrease)
Gathered Volume	120,961	124,261	(3,300)

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2024	2023	(Decrease)
Retail Sales:
Residential Sales	18,476	17,982	494
Commercial Sales	2,919	2,800	119
Industrial Sales	199	138	61
	21,594	20,920	674
Transportation	16,942	17,528	(586)
	38,536	38,448	88

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding adjusted operating results, adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines adjusted operating results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to adjusted operating results for the three months ended December 31, 2024 and 2023:

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2024	2023
Reported GAAP Earnings	$44,986	$133,020
Items impacting comparability:
Impairment of assets (E&P)	141,802	—
Tax impact of impairment of assets	(37,169)	—
Unrealized (gain) loss on derivative asset (E&P)	349	4,198
Tax impact of unrealized (gain) loss on derivative asset	(94)	(1,151)
Unrealized (gain) loss on other investments (Corporate / All Other)	2,617	(1,049)
Tax impact of unrealized (gain) loss on other investments	(550)	220
Adjusted Operating Results	$151,941	$135,238

Reported GAAP Earnings Per Share	$0.49	$1.44
Items impacting comparability:
Impairment of assets, net of tax (E&P)	1.14	—
Unrealized (gain) loss on derivative asset, net of tax (E&P)	—	0.03
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.02	(0.01)
Rounding	0.01	—
Adjusted Operating Results Per Share	$1.66	$1.46

Management defines adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to adjusted EBITDA for the three months ended December 31, 2024 and 2023:

	Three Months Ended
	December 31,
(in thousands)	2024	2023
Reported GAAP Earnings	$44,986	$133,020
Depreciation, Depletion and Amortization	109,370	115,790
Other (Income) Deductions	(7,720)	(3,732)
Interest Expense	37,743	34,735
Income Taxes	11,182	43,087
Impairment of Assets	141,802	—
Adjusted EBITDA	$337,363	$322,900

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$70,953	$59,142
Gathering Adjusted EBITDA	51,936	53,061
Total Midstream Businesses Adjusted EBITDA	122,889	112,203
Exploration and Production Adjusted EBITDA	156,645	159,970
Utility Adjusted EBITDA	60,665	53,366
Corporate and All Other Adjusted EBITDA	(2,836)	(2,639)
Total Adjusted EBITDA	$337,363	$322,900

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended
	December 31,
(in thousands)	2024	2023
Exploration and Production Segment
Reported GAAP Earnings	$(46,777)	$52,483
Depreciation, Depletion and Amortization	63,304	71,965
Other (Income) Deductions	(309)	1,413
Interest Expense	15,200	15,268
Income Taxes	(16,575)	18,841
Impairment of Assets	141,802	—
Adjusted EBITDA	$156,645	$159,970

Pipeline and Storage Segment
Reported GAAP Earnings	$32,454	$24,055
Depreciation, Depletion and Amortization	18,585	18,213
Other (Income) Deductions	(2,992)	(3,188)
Interest Expense	11,729	11,725
Income Taxes	11,177	8,337
Adjusted EBITDA	$70,953	$59,142

Gathering Segment
Reported GAAP Earnings	$27,145	$28,825
Depreciation, Depletion and Amortization	10,515	9,458
Other (Income) Deductions	(58)	(82)
Interest Expense	4,210	3,729
Income Taxes	10,124	11,131
Adjusted EBITDA	$51,936	$53,061

Utility Segment
Reported GAAP Earnings	$32,499	$26,551
Depreciation, Depletion and Amortization	16,827	16,037
Other (Income) Deductions	(6,399)	(2,381)
Interest Expense	10,716	8,457
Income Taxes	7,022	4,702
Adjusted EBITDA	$60,665	$53,366

Corporate and All Other
Reported GAAP Earnings	$(335)	$1,106
Depreciation, Depletion and Amortization	139	117
Other (Income) Deductions	2,038	506
Interest Expense	(4,112)	(4,444)
Income Taxes	(566)	76
Adjusted EBITDA	$(2,836)	$(2,639)

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The Company is unable to provide a reconciliation of any projected free cash flow measure to its comparable GAAP financial measure without unreasonable efforts. This is due to an inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.